GUARANTY

This GUARANTY (this “Guaranty”), dated as of May 25, 2007, is made by PETER UBALDI, an individual and resident of Essex County, New Jersey (the “Guarantor”), in favor of MONET ACQUISITION, LLC, a Delaware limited liability company (the “Beneficiary”).

WHEREAS, the Beneficiary has loaned NINETY FIVE THOUSAND DOLLARS ($95,000.00) to HOMELAND SECURITY NETWORK, INC., a Nevada corporation (“HSNi”) as evidenced by that certain PROMISSORY NOTE (the “Note”) of even date herewith, by HSNi in favor of the Beneficiary, as may hereafter be amended, supplemented or otherwise modified from time to time (collectively, with this Guaranty, the “Loan Documents”).

WHEREAS, the Guarantor is a shareholder, officer, and director of HSNi; and

WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty with respect to the Guaranteed Obligations (as defined below).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.

Guaranty: Limitation of Liability.

(a) Guarantor hereby unconditionally and irrevocably guarantees HSNi’s punctual performance of all of HSNi’s obligations under the Loan Documents (the “Guaranteed Obligations”).  Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Beneficiary in enforcing any rights under this Guaranty.

(b) If for any reason any of the Guaranteed Obligations to be performed by HSNi shall not be performed in accordance with the terms of the Loan Documents, the Guarantor shall, no later than 10 business days following receipt of written notice from the Beneficiary of such nonperformance, cure such default, perform any and all of HSNi’s obligations under the Loan Documents, and provide Beneficiary with such other remedies and relief as are contemplated by the Loan Documents.  For purposes of this Guaranty, “business day” shall mean any day that is not a Saturday, Sunday or other day in which commercial banks in Dallas, Texas are authorized or required by law or regulation to be closed.

2.

Guaranty Absolute.  The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Company or whether HSNi is joined in any such action or actions.  The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses that it may now or hereafter have hereunder in any way relating to, any or all of the following:

(a) any change in the time manner or place of performance, or in any other term, of all or any of the Guaranteed Obligations or any other obligations of any other party to the Loan Documents;

(b) except pursuant to Section 5 hereof, any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(c) except as provided in Section 8 hereof, any change in or restructuring of the corporate structure of HSNi;

(d) any other circumstances (other than performance) that might otherwise constitute a defense available to, or a discharge of the Guarantor under this Guaranty or of a guarantor or surety with respect to the Guaranteed Obligations; or

(e) HSNi’s insolvency, bankruptcy, assignment for the benefit of its creditors or other event that excuses, discharges or has the effect of relieving HSNi from performing the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any performance of any of the Guaranteed Obligations is rescinded, excused or must otherwise be forgiven, relinquished, ceased or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of HSNi or otherwise, all as though such performance had not been made.

3.

Waivers and Acknowledgments.

(a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, except that the Guarantor does not waive the notices provided for in Section 1(b) hereof.

(b)  The Guarantor hereby waives any right it may have to require the Beneficiary to exhaust any remedy within the power of the Beneficiary or to take any action against HSNi or any other person.

(c) The Guarantor hereby waives any and all right to assert any set-off, counterclaim, reduction, or diminution of any Guaranteed Obligation.

4.

Representations and Warranties.  The Guarantor hereby represents and warrants as follows:

(a)

The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation of the transaction contemplated hereby, are within the Guarantor’s powers, and do not: (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it; (ii) result in the breach of, or constitute a default under, any contact, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on the Guarantor; or (iii) result in or require the creation or imposition of any lien upon or with respect to any of the properties of the Guarantor.

(b)

No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Guarantor of this Guaranty, or for the consummation of the transactions contemplated hereby.

(c)

This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

(d)

Guarantor acknowledges warrants and represents that as sufficient and adequate consideration for its undertaking of the Guaranteed Obligations, Guarantor shall, directly and indirectly, receive substantial benefit from the Beneficiary’s loan to HSNi, in accordance to the Loan Documents.

5.

Amendments, Etc.  No release, amendment, waiver, modification or other change of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Beneficiary and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.       Notices, Etc. Any notice, request, consent, direction, and other instruments and communications required or permitted to be given pursuant to this Guaranty shall be in writing, which shall include, without limitation, telex, telecopy or other electronic transmission reduced to written form.  Notice given by telex, telecopy or other electronic transmission shall be deemed to have been given and received when sent if confirmation received.  Notice by mail shall be deemed to have been given and received four calendar days after the day first deposited in the United States mail, certified, first class postage prepaid, return receipt requested, and as addressed as shown below.  Notices by overnight service shall be deemed to have been given and received the day after they are sent.  All notices shall be to the following addresses, unless changed in writing by the respective addressee:

If to Guarantor	If to Beneficiary
Peter Ubaldi 5 Dawson Terrace Livingston, NJ 07039	Monet Acquisition LLC 2504 Green Oak Drive Carrollton, TX 75010

7.

No Waiver; Remedies.  No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise or any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.

Continuing Guaranty; Assignments; Termination.

(a) This Guaranty is a continuing guaranty and shall: (i) remain in full force and effect until the performance in full of the Guaranteed Obligations and all other obligations under this Guaranty; (ii) be binding upon the Guarantor, its successors and assigns; and (iii) inure to the benefit of and be enforceable by the Beneficiary and its successors and permitted assign.

(b)  The rights of the Beneficiary under this Guaranty may be assigned, upon notice to the Guarantor, to the same extent as assignment of the rights and obligations of the Beneficiary is permitted by the Loan Documents.

(c)  Guarantor may not assign, transfer or otherwise convey its obligations hereunder without the Beneficiary’s prior written consent.  Any such assignment, transfer or conveyance shall be void ab initio and of no effect.

9.

Survival of Obligations.  Unless otherwise terminated modified or amended, this Guaranty and the obligations and commitments established hereby shall remain in full force and effect until one year after the Loan Documents’ termination.

10.

Governing Law. This Guaranty and all issues relating hereto shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws principles of any jurisdiction. The exclusive venue of any action, suit, or proceeding relating to this Guaranty or any rights or obligations under this Guaranty shall lie in the courts of the State of Texas or the United States of America located in Dallas County, Texas.  Guarantor hereby expressly consents to the personal and subject matter jurisdictions of such courts, and unequivocally waives any objection thereto.

11.      Counterpart Signatures.  This Guaranty may be signed in counterparts, with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one, and the same, document.

12.

Entire Agreement.  This Guaranty constitutes the entire understanding between Guarantor and Beneficiary regarding the Loan Documents, and supersedes all previous understandings, agreements, and communications (whether written or oral) between the parties, regarding HSNi’s performance of the Guaranteed Obligations to which this Guaranty relates.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to by duly executed by it duly authorized officers and delivered to Beneficiary as of the date first written above.

GUARANTOR

By: